SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)------
                           --------------------------
                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

           New York                                          13-3818954
(Jurisdiction of incorporation                            (I.R.S. Employer
 if not a U.S. national bank)                            Identification No.)

     114 West 47th Street                                    10036-1532
      New York,  New York                                    (Zip Code)
     (Address of principal
      executive offices)

                           --------------------------
                          MERRILL LYNCH DEPOSITOR, INC

           Delaware                                          13-3891329
(State or other jurisdiction of                            I.R.S. Employer
incorporation or organization)                           Identification No.)

                             World Financial Center
                               New York, NY 10281
                                 (212) 449-1000
                    (Address of principal executive offices)
                                   Debt Units
                           --------------------------

                                     GENERAL

1.       General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of New York (2nd District), New York, New York
                    (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Washington, D.C.
                  New York State Banking Department, Albany, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

2.       Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee

         2,999,020 shares of Common Stock - par value $5 per share

 4.      Trusteeships Under Other Indentures

         Not applicable.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

         Not applicable.

6.       Voting Securities of the Trustee Owned by the Obligor or its Officials

         Not applicable.

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials

         Not applicable.

8.       Securities of the Obligor Owned or Held by the Trustee

         Not applicable.

9.       Securities of Underwriters Owned or Held by the Trustee

         Not applicable.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Securities Holders of the Obligor

         Not applicable.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

         Not applicable.

12.      Indebtedness of the Obligor to the Trustee

         Not applicable.

13.      Defaults by the Obligor

         Not applicable.

14.      Affiliations with the Underwriters

         Not applicable.

15.      Foreign Trustee
         Not applicable.

16.      List of Exhibits

         T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

         T-1.2 -- Included in Exhibit T-1.1.

         T-1.3 -- Included in Exhibit T-1.1.

         T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

         T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

         T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

         As of January , 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

         In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              ---------------------


         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of July, 1997.

         UNITED STATES TRUST COMPANY OF
              NEW YORK, Trustee

By:      /S/ Andres E. Serrano
   --------------------------------
   Andres E. Serrano
   Vice President

                                                                   Exhibit T-1.6

        The consent of the trustee required by Section 321(b)of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
      OF NEW YORK

      /s/ Gerard F. Ganey
-----------------------------------------------------
By:     Gerard F. Ganey
Title:  Senior Vice President

                                                                     Exhibit 1.7

                          U.S.TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1997
                       -----------------------------------
                                 (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                   $         59,856
Short-Term Investments                                             213,333
Securities, Available For Sale                                     968,413
Loans                                                            1,370,272
Less: Allowance for Credit Losses                                   13,614
                                                ------------------------------
         Net Loans                                               1,356,658
Premises and Equipment                                              61,183
Other Assets                                                       125,938
                                                ------------------------------
         Total Assets                                      $     2,785,381
                                                ==============================

LIABILITIES
-----------
Deposits:
         Non-Interest Bearing                             $        480,539
         Interest Bearing                                        1,738,130
                                                ------------------------------
                  Total Deposits                                 2,218,669
Short-Term Credit Facilities                                       271,567
Accounts Payable and Accrued Liabilities                           131,642
                                                ------------------------------
         Total Liabilities                                       2,621,878
                                                ------------------------------

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                        14,995
Capital Surplus                                                     49,541
Retained Earnings                                                  101,577
Unrealized Gains (Losses) on Securities
         Available for Sale, Net of Taxes                          (2,610)
                                                ------------------------------
Total Stockholder's Equity                                         163,503
                                                ------------------------------
         Total Liabilities and
                  Stockholder's Equity                     $     2,785,381
                                                ==============================


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank, do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

         /s/ Richard E. Brinkmann,
-----------------------------------------------------
         Signature of Officer

Date:  June 22, 1997